As filed with the Securities and Exchange Commission on May 5, 2006

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EARTHLINK, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2511877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia  30309

(Address of Principal Executive Offices)   (Zip Code)

EarthLink, Inc. 2006 Equity and Cash Incentive Plan

(Full title of the plan)

Kevin M. Dotts
Chief Financial Officer

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia  30309

(Name and address of agent for service)

(404) 815-0770

(Telephone number, including area code, of agent for service)

Copies to:

David M. Carter, Esq.

Hunton & Williams

Bank of America Plaza, Suite 4100

600 Peachtree Street, N.E.

Atlanta, GA  30308-2216

(404) 888-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	10,000,000 shares	$ 9.07	$ 90,700,000	$ 9,704.90

(1)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)   Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(h) on the basis of $9.07 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on May 1, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.  Registrant Information and Employee Plan Annual Information.

EarthLink, Inc. (the “Company”) will provide the participants, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Request for such documents should be directed to EarthLink, Inc., 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Secretary, telephone number (404) 815-0770.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Document by Reference.

The following documents filed with the Commission are incorporated herein by reference and made a part hereof:

1.     The Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

2.     The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

3.     The Company’s Current Reports on Form 8-K as filed on April 24, 2006, April 14, 2006, March 30, 2006, March 21, 2006, February 28, 2006, February 24, 2006, February 23, 2006 (relating to information provided regarding the Company’s proposed acquisition of New Edge Holding Company) and January 27, 2006; provided, however, the Company does not incorporate by reference any information furnished under Item 7.01 (Regulation FD Disclosure) or any exhibits submitted in connection therewith and included in any of these Current Reports on Form 8-K.

4.     The description of the Company’s common stock, $0.01 par value per share, contained in the Registration Statement on Form 8-A (Registration No. 001-15605) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 7, 2000.

All documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (The “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The Second Restated Certificate of Incorporation of EarthLink, Inc. (the “Certificate”) contains provisions that provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (a) any breach of the director’s duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) liability under Section 174 of the DGCL; or (d) any transaction from which the director derived an improper personal benefit. The Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent applicable law permits. Under the Amended and Restated Bylaws of the Company, the Company is required to advance expenses an officer or director incurs in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

The Company has in effect directors’ and officers’ liability insurance that may cover liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Description

3.1

Second Restated Certificate of Incorporation of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to EarthLink, Inc.’s Registration Statement on Form S-3—File No. 333-109691).

3.2	Amended and Restated Bylaws of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.2 to EarthLink, Inc.’s Report on Form 10-K filed on March 11, 2005).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 to EarthLink, Inc.’s Registration Statement on Form S-8—File No. 333-30024).

4.2

Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated herein by reference to Exhibit 4.1 to EarthLink, Inc.’s Report on Form 8-K, dated August 6, 2002).

4.3	EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.1 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.4

Form of Incentive Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.2 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.5

Form of Nonqualified Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.3 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.6

Form of Nonqualified Stock Option Agreement for Directors under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.4 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.7

Form of Restricted Stock Unit Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.5 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	Consent of Ernst & Young LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

Item 9.  Undertakings.

(a)   The undersigned Company hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement,

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on this 5th day of May, 2006.

EARTHLINK, INC.
(Registrant)

By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Charles G. Betty and Kevin M. Dotts, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstituion, for the undersigned and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles G. Betty	Chief Executive Officer and Director	May 5, 2006
Charles G. Betty	(principal executive officer)

/s/ Kevin M. Dotts	Chief Financial Officer	May 5, 2006
Kevin M. Dotts	(principal financial and accounting officer)

/s/ Sky D. Dayton	Director	May 5, 2006
Sky D. Dayton

/s/ Marce Fuller	Director	May 5, 2006
Marce Fuller

/s/ William H. Harris, Jr.	Director	May 5, 2006
William H. Harris, Jr.

/s/ Terrell B. Jones	Director	May 5, 2006
Terrell B. Jones

/s/ Robert M. Kavner	Director	May 5, 2006
Robert M. Kavner

/s/ Linwood A. Lacy, Jr.	Director	May 5, 2006
Linwood A. Lacy, Jr.

/s/ Thomas E. Wheeler	Director	May 5, 2006
Thomas E. Wheeler

EXHIBIT INDEX

Exhibit No.	Description

3.1

Second Restated Certificate of Incorporation of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to EarthLink, Inc.’s Registration Statement on Form S-3—File No. 333-109691).

3.2	Amended and Restated Bylaws of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.2 to EarthLink, Inc.’s Report on Form 10-K filed on March 11, 2005).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 to EarthLink, Inc.’s Registration Statement on Form S-8—File No. 333-30024).

4.2

Rights Agreement, dated as of August 6, 2002, between the Company and American Stock Transfer and Trust Co. (incorporated herein by reference to Exhibit 4.1 to EarthLink, Inc.’s Report on Form 8-K, dated August 6, 2002).

4.3	EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.1 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.4

Form of Incentive Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.2 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.5

Form of Nonqualified Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.3 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.6

Form of Nonqualified Stock Option Agreement for Directors under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.4 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

4.7

Form of Restricted Stock Unit Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated herein by reference to Exhibit 10.5 to EarthLink, Inc.’s Report on Form 8-K, dated May 5, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	Consent of Ernst & Young LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).